UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12
STEREOTAXIS, INC.
(Name of Registrant as Specified in Its Charter) N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒     No Fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies.
____________________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
____________________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
____________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction: __________________________________________
(5)	Total fee paid:________________________________________________________________________

☐     Fee paid previously with preliminary materials: _________________________________________________________________

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:______________________________________________
(3)	Filing Party:__________________________________________________________________________
(4)	Date Filed:___________________________________________________________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

EXPLANATORY NOTE

On May 16, 2007, Stereotaxis, inc. (the “Company”) sent the following letter to Fidelity Investments, one of the Company’s stockholders. The Company is filing this letter with the Securities and Exchange Commission (the “SEC”) as additional soliciting material under Rule 14a-6 of the Securities Exchange Act of 1934 in connection with the solicitation of proxies for the proposal to approve the amendment to the Company’s 2002 Stock Incentive Plan at the Company’s 2007 Annual Meeting of Stockholders.

The Company has previously filed with the SEC and distributed to the Company’s stockholders the Company’s definitive Proxy Statement and Notice of 2007 Annual Meeting of Stockholders. The Proxy Statement and Notice contain important information concerning the matters to be voted on at the 2007 Annual Meeting of Stockholders, including the position of the Board of Directors with respect to those matters. Please note that the statements herein should be read in conjunction with the Company’s Proxy Statement and Notice of 2007 Annual Meeting of Stockholders.

You can obtain any of the documents that we file with the SEC through the SEC’s Web site (www.sec.gov) or they can be reviewed and copied at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. To obtain documents from us free of charge, please direct requests in writing to James M. Stolze, Chief Financial Officer, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

COMPANY LETTER

May 16, 2007

Joe Vitelli

Investment Proxy Research

Fidelity Investments

One Spartan Way TS1E

Merrimack, NH 03054

Re:	2002 Stock Incentive Plan of Stereotaxis, Inc.

Ladies and Gentlemen:

Reference is made to the 2002 Stock Incentive Plan (the “Plan”) of Stereotaxis, Inc. (the “Company”), amendment of which Plan is being sought at the Company’s 2007 Annual Meeting of Stockholders on May 24, 2007. Capitalized terms used but not otherwise defined in this letter shall have the same meanings ascribed to them in the Plan.

Pursuant to your request, we hereby advise you that within one year of the date of this letter management will recommend to the Company’s board of directors that the following be approved and adopted:

1.	An amendment to the Plan to provide that the exercise price of Nonqualified Stock Options shall be not less than 100% of Fair Market Value on the date of grant.

2.

An amendment to the Plan to provide that (a) Restricted Stock Awards subject only to time-based vesting shall have a minimum three-year vesting period (provided such awards may vest ratably over such period) and (b) performance-based Restricted Stock Awards shall have a minimum one-year vesting period, in addition to the achievement of the performance criteria set forth in the award.

3.	An amendment to the Plan to provide that Awards under the Plan will not accelerate except in the cases of death, disability or retirement of the Participant or a change of control of the Company.

I understand that these clarifications to the plan will permit you to recommend approval.

Very truly yours,

/s/ James J. Stolze

James M. Stolze

Vice President and Chief Financial Officer

cc:	Fred A. Middleton, Chairman of the Compensation Committee
Bevil J. Hogg, Chief Executive Officer